                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    ---------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                    ---------

                          DUKE REALTY INVESTMENTS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                     INDIANA                         35-1740409
         (STATE OR OTHER JURISDICTION OF          (I.R.S.  EMPLOYER
         INCORPORATION OR ORGANIZATION)          IDENTIFICATION NO.)

                       8888 KEYSTONE CROSSING, SUITE 1200
                           INDIANAPOLIS, INDIANA 46240
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                     WEEKS CORPORATION INCENTIVE STOCK PLAN
                   WEEKS CORPORATION 1998 INCENTIVE STOCK PLAN
                            (FULL TITLE OF THE PLANS)

                                    ---------

                                 DENNIS D. OKLAK
                          DUKE REALTY INVESTMENTS, INC.
                       8888 KEYSTONE CROSSING, SUITE 1200
                           INDIANAPOLIS, INDIANA 46240
                                 (317) 808-6000
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                 with a copy to:
                              ALAN W. BECKER, ESQ.
                            BOSE MCKINNEY & EVANS LLP
                            2700 FIRST INDIANA PLAZA
                           135 N. PENNSYLVANIA STREET
                           INDIANAPOLIS, INDIANA 46204
                                 (317) 684-5000

                         CALCULATION OF REGISTRATION FEE

  Title of Securities to be            Amount               Proposed             Proposed            Amount of
          Registered                   to be                Maximum          Maximum Aggregate      Registration
                                    Registered(1)        Offering Price        Offering Price            Fee
                                                          Per Share(2)
------------------------------- --------------------- --------------------- -------------------- --------------------
Common Stock, par value $.01
per share                            3,312,000            $21.13                $69,982,560           $19,456
------------------------------- --------------------- --------------------- -------------------- --------------------

(1) Consists of 1,380,000 shares for the Weeks Corporation Incentive Stock Plan and 1,932,000 shares for the Weeks Corporation 1998 Incentive Stock Plan. Any additional shares to be issued as a result of stock dividends, stock splits or similar transactions prior to the termination of this Registration Statement shall be covered by this Registration Statement as provided in Rule 416.
(2) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(c), on the basis of the average of the high and low prices of the Registrant's Common Stock reported in the consolidated reporting system on the New York Stock Exchange Composite Tape on
    Friday, June 25, 1999.

                                     PART 1

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The information specified by Item 1 and 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended and the introductory note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents of Duke Realty Investments, Inc. (the "Company"), all of which are on file with the Securities and Exchange Commission (the "Commission "), are incorporated by reference in this Registration
Statement:

                  (a) The Company's Annual Report on Form 10-K, File No. 1-9044, for the fiscal year ended December 31, 1998;

                  (b) The Company's Quarterly Report on Form 10-Q, File No. 1-9044, for the fiscal period ended March 31, 1999;

                  (c) The Company's Current Report on Form 8-K, File No. 1-9044, dated January 19, 1999 and March 3, 1999;

                  (d) The Company's Registration Statement on Form S-4, File No. 333-77645, dated May 5, 1999; and

                  (e) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, File No. 1-9044, as amended.

                  All documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed incorporated by reference in this Registration Statement and to be a part of it from the date of filing those documents.

                  For purposes of this Registration Statement, any statement contained in a report, document or appendix incorporated or deemed incorporated by reference in this Registration Statement will be deemed modified or superseded to the extent that a statement contained in this Registration Statement or in any subsequently filed report, document or appendix which also is or is deemed incorporated by reference modifies or supersedes that statement in that report, document or appendix. Any statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

                  Upon the written or oral request of any person to whom this Registration Statement has been delivered, the Company will provide without charge to that person a copy of any of the information (excluding exhibits unless such exhibits are specifically incorporated by reference into such information) that has been incorporated by reference into this Registration Statement but not delivered with it. Requests should be directed to Investor Relations at the following address and telephone number: 8888 Keystone Crossing, Suite 1200, Indianapolis, Indiana 46240, (317) 808-6005.

ITEM 4. DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  The Company is an Indiana corporation. The Company's officers and directors will be indemnified under Indiana law, the Amended and Restated Articles of Incorporation (the "Articles of Incorporation") of the Company, and the partnership agreements of Duke Realty Limited Partnership (the "Operating Partnership") and Duke Realty Services Limited Partnership (the "Services Partnership") against certain liabilities. Chapter 37 of The Indiana Business Corporation Law (the "IBCL") requires a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or an officer of the corporation who is wholly successful, on the merits or otherwise, in the defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, to which the director or officer of the corporation was a party because the director or officer is or was a director or officer of the corporation against reasonable expenses, including counsel fees, incurred in connection with the proceeding. The Company's Articles of Incorporation do not contain any provision prohibiting this indemnification.

                  The IBCL also permits a corporation to indemnify a director, officer, employee or agent who is made a party to a proceeding because the person was a director, officer, employee or agent of the corporation against liability incurred in the proceeding if (i) the individual's conduct was in good faith and (ii) the individual reasonably believed (A) in the case of conduct in the individual 's official capacity with the corporation that the conduct was in the corporation's best interests and (B) in all other cases that the individual's conduct was at least not opposed to the corporation's best interests and (iii) in the case of a criminal proceeding, the individual either
(A) had reasonable cause to believe the individual's conduct was lawful or (B) had no reasonable cause to believe the individual's conduct was unlawful. The IBCL also permits a corporation to pay for or reimburse reasonable expenses incurred before the final disposition of the proceeding and permits a court of competent jurisdiction to order a corporation to indemnify a director or officer if the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the person met the standards for indemnification otherwise provided in the IBCL.

                  The Company's Articles of Incorporation provide for certain additional limitations of liability and indemnification. Section 13.01 of the Articles of Incorporation provides that a director shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for voting for or assenting to an unlawful distribution, or (iv) for any transaction from which the director derived an improper personal benefit. Section 13.02 of the Articles of Incorporation generally provides that any director or officer of the Company or any person who is serving at the request of the Company as a director, officer, employee or agent of another entity shall be indemnified and held harmless by the Company to the fullest extent authorized by the IBCL against all expense, liability and loss (including attorneys' fees, judgments, fines, certain employee benefits excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered in connection with a civil, criminal, administrative or investigative action, suit or proceeding to which such person is a party by reason of the person's service with or at the request of the Company. Section 13.02 of the Articles of Incorporation also provides these persons with certain rights to be paid by the Company the expenses incurred in defending any such proceedings in advance of their final disposition and the right to enforce indemnification claims against the Company by bringing suit against the Company.

                  The Company's Articles of Incorporation authorize the Company to maintain insurance to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the IBCL. The Company currently maintains such insurance.

                  Each of the partnership agreements for the Operating Partnership and the Services Partnership also provides for indemnification of the Company and its officers and directors to substantially the same extent provided to officers and directors of the Company in its Articles of Incorporation, and limits the liability of the Company and its officers and directors to the Operating Partnership and its partners and to the Services Partnership and its partners, respectively, to substantially the same extent limited under the Company's Articles of Incorporation.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8. EXHIBITS.

                  The following documents are filed with or incorporated by reference in this Registration Statement:

                  3.1 Amended and Restated Articles of Incorporation of Duke Realty Investments, Inc., incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-3, as amended, of Duke Realty Investments, Inc. and Duke Realty Limited Partnership, File No. 33-61361.

                  3.2 Amendment dated August 16, 1996 to Articles of Incorporation (incorporated by reference to Exhibit 3.2 to Duke's Annual Report on Form 10-K for the year ended December 31, 1997).

                  3.3 Amendment dated June 12, 1997 to Articles of Incorporation (incorporated by reference to Exhibit 3.3 to Duke's Annual Report on Form 10-K for the year ended December 31, 1997).

                  3.4 Amendment dated July 11, 1997 to Articles of Incorporation (incorporated by reference to Exhibit 3.4 to Duke's Annual Report on Form 10-K for the year ended December 31, 1997).

                  3.5 Amendment dated November 24, 1998 to Articles of Incorporation (incorporated by reference to Exhibit 3.0 to Duke's Form 8-K, dated November 1998).

                  3.6 Amendment dated January 20, 1999 to Articles of Incorporation (incorporated by reference to Exhibit 3.0 to Duke's Form 8-K dated January 14, 1999).

                  3.7 Amended and Restated Bylaws of Duke Realty Investments, Inc., incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-3, as amended, of Duke Realty Investments, Inc. and Duke Realty Limited Partnership, File No. 33-61361; Amendment to Amended and Restated By-Laws of Duke Realty Investments, Inc., incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-8 of Duke Realty Investments, Inc., File No. 333-39965.

                  3.8 Amendment dated October 23, 1997 to Bylaws of Duke Realty Investments, Inc. (incorporated by reference to Exhibit 3.6 to Duke's Form 10-K for the year ended December 31, 1997).

                  3.9 Amendment dated July 23, 1998 to Bylaws of Duke Realty Investments, Inc. (incorporated by reference to Exhibit 7.3 to Duke's Form 8-K filed July 31, 1998).

                  5 Opinion and consent of Bose McKinney & Evans LLP.

                  15 Acknowledgment letter of KPMG LLP regarding unaudited interim financial information.

                  23.1 Consent of KPMG LLP.

                  23.2 Consent of Arthur Andersen LLP.

                  23.3 Consent of Bose McKinney & Evans LLP (included in Exhibit
         5).

ITEM 9. UNDERTAKINGS.

                  (a) The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this Registration Statement:

                                    (i) To include any prospectus required by
                           Section 10(a)(3) of the Securities Act of 1933, as amended;

                                    (ii) To reflect in the prospectus any facts
                           or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                                    (iii) To include any material information
                           with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                           (2) That, for the purpose of determining any
                  liability under the Securities Act of 1933, each such post-effective amendment will be deemed a new Registration Statement relating to the securities offered in it, and the offering of the securities at that time will be deemed the initial bona fide offering.

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement will be deemed to be a new Registration Statement relating to the securities offered in that Registration Statement, and the offering of the securities at that time will be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis and State of Indiana on July 1, 1999.

                                    DUKE REALTY INVESTMENTS, INC.


                                    By: /s/ DARELL E. ZINK, JR.
                                       -----------------------------------------
                                       By:    Darell E. Zink, Jr.
                                       Title: Executive Vice President and Chief
                                              Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed the following persons in the capacities and on the dates indicated.

                     NAME                                       TITLE                           DATE
                     ----                                       -----                           ----

             /s/ THOMAS L. HEFNER               Chairman of the Board, President and        July 1, 1999
-------------------------------------------     Chief Executive Officer and Director
                Thomas L. Hefner


             /s/ DARELL E. ZINK, JR.            Executive Vice President, Chief Financial   July 1, 1999
-------------------------------------------     Officer and Director
               Darell E. Zink, Jr.


             /s/ DENNIS D. OKLAK                Executive Vice President and Chief          July 1, 1999
-------------------------------------------     Administrative Officer and Director
               Dennis D. Oklak


              /s/ GEOFFREY BUTTON               Director                                    July 1, 1999
-------------------------------------------
               Geoffrey Button


             /s/ JOHN D. PETERSON               Director                                    July 1, 1999
-------------------------------------------
              John D. Peterson

              /s/ NGAIRE E. CUNEO
-------------------------------------------
                Ngaire E. Cuneo                 Director                                    July 1, 1999


               /s/ L. BEN LYTLE                 Director                                    July 1, 1999
-------------------------------------------
                L. Ben Lytle


             /s/ JAY J. STRAUSS                 Director                                    July 1, 1999
-------------------------------------------
               Jay J. Strauss


                                      S-1

                     NAME                                       TITLE                           DATE
                     ----                                       -----                           ----

           /s/ HOWARD L. FEINSAND               Director                                    July 1, 1999
-------------------------------------------
             Howard L. Feinsand


             /s/ JAMES E. ROGERS                Director                                    July 1, 1999
-------------------------------------------
               James E. Rogers


             /s/ DANIEL C. STATON               Director                                    July 1, 1999
-------------------------------------------
               Daniel C. Staton


              /s/ JOHN W. WYNNE                 Director                                    July 1, 1999
-------------------------------------------
                John W. Wynne


             /s/ EDWARD T. BAUR                 Director                                    July 1, 1999
-------------------------------------------
               Edward T. Baur


                                      S-2